UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K/A
(Amendment No. 1)
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2017
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Explanatory Note

Under Armour, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to correct an error in the Company’s press release furnished by the Company with its Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 31, 2017 (the “Original Filing”). This error only occurred in Exhibit 99.1 to the Original Filing, and did not occur in the press release publicly disseminated by the Company and posted on the Company’s investor relations website in advance of its conference call on October 31, 2017.

Item 2.02.	Results of Operations and Financial Condition.
This Form 8-K/A is being filed solely to correct an error in the presentation in the Original Filing of the Company’s consolidated statements of income for the nine-months ended September 30, 2017. With respect to such period, $88.097 million of restructuring and impairment charges were inadvertently omitted from the table. This error resulted in an overstatement for the nine-months ended September 30, 2017 of the Company’s income from operations, income before income taxes, net income, net income available to all stockholders, and basic and diluted net income per share calculations. The information presented in the table with respect to the quarter ended September 30, 2017 was not impacted by this error.

The corrected table is furnished herewith in Exhibit 99.1 to this Form 8-K/A.

There are no additional changes to the Original Filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1: Corrected Under Armour, Inc. press release announcing financial results for the third quarter ended September 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: October 31, 2017	By:	/s/ David E. Bergman
David E. Bergman
Chief Financial Officer